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                                                                     EXHIBIT 4.9

                                  TRANSLATION

                                TENANCY AGREEMENT

         Lessor (Party A)     : Shenzhen Shekou NanShui Enterprises Shareholding
                                Co. Ltd.
         Address              : NanShui Office Building, 11 Garden South Road,
                                Shekou
         Postal Code          : 518067
         Representative       :
         Address              :
         Postal Code          :

         Lessee (Party B)     : Jetcrown Industrial (Shenzhen) Limited
         Address              : 2/F, Block D, Wing Village Industrial Estate
         Postal Code          :
         Business Registration No. or Identity Card No.:
         Representative       :
         Address              :
         Postal Code          :

                  According to " Contract Law of People's Republic of China ", "Law of City Property Management of People's Republic of China ", " Shenzhen Special Economic Zone Leased Property Ordinance " and its executing regulations, and through the sufficient negotiation of Party A and Party B, they signed this contract.

         1. Party A owns and leases the property situate at 2/F-5/F., Block E, Wing Village Industrial Estate, Garden South Road, Shekou, Nanshan District, Shenzhen ( hereunder called the leased property ) to Party B. The area of the leased property is 4,094.00 square meters in total. The building has five stories.

                  Title owner of the leased property: Shenzhen Shekou NanShui Enterprises Shareholding Co. Ltd.; the legal purpose of the leased property : factory.

         2. The rental for the leased property is calculated based on DOLLARS FIFTEEN RENMINBI (RMB15.00) per square meter per month. The total monthly rental is DOLLARS SIXTY ONE THOUSAND FOUR HUNDRED AND TEN RENMINBI (RMB61,410.00).

         3. Party B should pay the first month's rental on or before 1 May 2003.Total amount is DOLLARS SIXTY ONE THOUSAND FOUR HUNDRED AND TEN RENMINBI (RMB61,410.00).

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         4.       Party B should pay the rental to Party A before 15th of each month. Party A should provide tax invoice to Party B upon receiving the rental.

         5. The rental period for the leased property starts from 1 June 2003 to 31 May 2007.

                  The aforementioned rental period should not exceed the approved useful period of the land, any portion which exceeds should become void. Any loss arise from this reason should be treated according to the agreed terms; if nothing agreed in the contract, Party A should bear the liability.

         6.       Party A should lease out the property for legal purpose.

                  Party B should use the property for legal purpose and cannot change the purpose at his own discretion.

                  If Party B intends to change the legal purpose of the leased property, he should get Party A's approval in writing. In addition, he should submit the application for change of use of property to the Property Management Department, according to the relevant rules and regulations. The legal purpose can be changed only after approval has been granted.

         7. Party A should hand over the leased property to Party B before 1 May 2003 and handle the hand over procedure.

                  If Party A hand over the leased property later than the aforementioned date, Party B can request to postpone the valid date of this contract. Both parties should make this agreement in writing and report to the Contract Registration Registry.

         8. Upon the hand-over of the leased property, both parties should ascertain the current conditions of the leased property and its associated facilities; the relevant situations of the associated assets and list out in the appendix of the contract.

         9. Upon Party A hand-over the leased property, he can request Party B to pay a guarantee sum, which should not exceed three months' rental, that is DOLLARS EIGHTY SEVEN THOUSAND RENMINBI (RMB 87,000.00).

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                  Party A should provide a receipt to Party B when receiving
                  Party B's guarantee sum.

                  Party A will refund the guarantee sum under the following conditions:

                  (1) no damage on the structure of the leased property and restore the original state of the property

                  (2) no unpaid rental; management fee; water and electricity charges; and charge for electrical lift

                  All the aforementioned conditions should be fulfilled.

                  Party A has the right not to refund the guarantee sum under any of the following situations:

                  (1) there is a damage on the structure of the leased property and Party B refused to restore the original state of the property

                  (2) there is unpaid rental; management fee; water and electricity charges; and charge for electrical lift

         10. During the rental period, Party A shall be responsible to pay for the property's landuse fees; the tax liabilities arise under this lease and the rental management fees of the property. Party B shall be responsible to pay the water and electricity charges, sanitary expenses, house ( building ) management fee and all other expenses arising from leasing the property on time.

         11. Party A should make sure the leased property and its associated facilities can fulfill the purpose of leasing and make sure that its security complies with the relevant rules and regulations.

                  If Party B suffers from personal or economical damage in the leased property, which is due to Party A's mistake, deliberately or not, Party B has the right to request for compensation from Party A.

         12. Party B should use the property and its associated facilities in a reasonable manner. Party B is not allowed to engage in unlawful activities in the leased property. Party A cannot interfere or obstruct Party B if the latter engaged in normal and reasonable use of the leased property.

         13. During the rental period, not because of Party B's mistake, if there is an occurrence of damage or out of order of the property and its facilities which will prevent its safe and normal use, Party B should inform Party A in time and carry out effective measures to prevent the damage to become more serious; Party A after receiving Party B's notice should carry out repairs and maintenance works within one day or authorized Party B to repairs on his behalf; if Party B cannot reach Party A or Party A does not repair the property within the stipulated time limit, Party B can repair it instead after getting the certification of the agreement registration authority.

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                  If the situation is in emergency, the repairs and maintenance should be carry out at once, Party B should repairs on Party A's behalf and inform Party A without delay.

                  The repairs expenses incurred under the two aforementioned situations (including Party B repairs on Party A's behalf and reasonable expenses for avoiding the damage to become more serious ) should be borne by Party A. If Party B does not fulfill the two aforementioned responsibilities, he has not inform Party A in time or carry out effective measures and so as to enlarge the loss, such enlargement of repair charges should be borne by Party B.

         14. If due to Party B's inappropriate and unreasonable use, there is an occurrence of damage or out of order of the property and its facilities, which will prevent its safe and normal use, Party B should inform Party A in time and take the responsibility to repair or provide compensation. If Party B refuses to compensate or repair, Party A can repair on Party B's behalf after getting the certification of the agreement registration authority, the relevant expenses should be borne by Party B.

         15. During the tenancy period, Party A or B wants to alter, expand or renovate the property, Party A and B should sign a separate written agreement.

                  The aforementioned situation should get the approval of the relevant department according to the regulations and the work can be commenced after the approval has been granted.

         16. During the rental period, Party B cannot sublet, partly or wholly, the property to third party.

         17. During the tenancy period, Party A wants to sell the property either wholly or partly, he should give one month written notice to Party B. Party B has the first priority to purchase the property under the same conditions offered by the third party.

                  When the property right has been transferred to a third party, Party A has the responsibility to inform the new owner to completed the contract as if the property right hasn't change when signing the sales and purchase agreement.

         18. During the tenancy period, the contract can be terminated or amended under either one of the following conditions:

                  (1) an occurrence of natural disasters or accident, and as a result the contract cannot be completed;

                  (2) the government decides to confiscate, purchase, or make a requisition of the land on which the aforesaid property builds and the property has to torn down as a result;

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                  (3)      agreement between Party A and B through negotiations.

         19. Party A can request Party B to provide a compensation of DOLLARS SIXTY ONE THOUSAND FOUR HUNDRED AND TEN RENMINBI (RMB 61,410.00 ) for the loss suffered by him, under any of the following situations:

                  (1) Rental from Party B becomes overdue for 30 days ( 1 month ) or more;

                  (2) Party B refuses to pay all kinds of expenses for more than DOLLARS SIXTY ONE THOUSAND FOUR HUNDRED AND TEN RENMINBI ( RMB61,410.00 ), which may cause loss to Party A;

                  (3) Party B engaged in illegal activities in the leased property, damaged the benefits of the public and others;

                  (4) Party B altered the property's structure or its legal purpose at his own discretion;

                  (5) Party B violates the Item (14) of this agreement, he refuses to take up the repairs liabilities or pay the repair expenses, so that the leased property or its facilities has a serious damage;

                  (6) Party B renovates the property without getting the agreement of Party A and the approval of the relevant department;

                  (7) Party B sublet the property to third party at his own discretion.

                  Party A can request Party B to compensate the loss or request Party B to bear the liability for breach of contract. In addition, Party A can, according to the conditions to terminate the contract or request Party B to amend the contract terms.

         20. Party B can request Party A to provide a compensation of DOLLARS SIXTY ONE THOUSAND FOUR HUNDRED AND TEN RENMINBI (RMB 61,410.00 ) for the loss suffered by him, under any of the following situations:

                  (1) Party A delayed the handover of the property for more than ten days;

                  (2)      Party A in breach of the section (1) of Contract Item
                           (11), as a result, the property cannot be used for the purpose as stated before;

                  (3) Party A in breach of the Contract Item (13), in other words, he refused to bear the responsibility of repair and maintenance or paid the related expenses;

                  (4) Without the agreement of Party B and the approval of the relevant government department, Party A carries out the alteration, expansion, or renovation works.

                  Party B can request Party A to compensate the loss or request Party B to bear the liability for breach of contract. In addition, Party A can, according to the conditions to terminate the contract ( Party B should inform Party A in writing after receiving the compensation and hand-over the property to Party A) or request Party A to amend the contract terms.

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                  Party B is not required to pay the rental for the period from informing Party A to the date of receiving the compensation from Party A.

         21. Upon the expiry of the contract, Party B should move out within ten days of the expiry and then hand over the same to Party A. Party B should make sure the leased property and its associated facilities are in good conditions ( except the normal depreciation ), and at the same time, Party B should clear up all the expenses which should be borne by him and completed all hand-over procedures.

                  Party B does not move out on time or hand over the property, Party A has the right to get possession of the property and he can charge a penalty of two times the rental for the period.

         22. Upon the expiry of the tenancy agreement, if Party B wants to renew the contract, he should inform Party A one month before the expiry. If Party A continues to rent out the property, Party B should be given a first priority to be the lessee under the same conditions as offered by third party.

                  If both parties can reach an agreement on renewal, they should sign a new contract, which should be re-registered with the Contract Registration Registry.

         23. Party A and B should take the initiative to comply with all the terms of the contract. If either party is in breach of the contract, he should bear the responsibilities according to the terms stipulated in the contract.

         24. If there is anything not provided in this contract, Party A and B can make an agreement on this area and insert it in the appendix. The contents of the appendix are part of the contract, they are of equal validity with the contract after signed and chopped by both parties.

                  During the tenancy period, if Party A and B reach an agreement on the change of this contract, they should register the change with the original Contract Registration Registry. The agreement has the equal validity with the original contract after registration.

         25. If there shall be any dispute arising on the contract, it should be solved by the discussions and negotiations of both parties. If there shall be no agreement made in negotiation, mediation can be made through the Contract Registration Registry, if mediation does not work, they can request arbitration from the Shenzhen Arbitrating Committee.

         26.      This contract takes effect after signed by two parties.

                  Party A and B should register this contract with the relevant department within ten days of the effective date.

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         27.      This contract is written in Chinese.

         28. This contract is made in four copies, each party will keep one, one copy to Contract Registration Registry and the remaining to the relevant department.

         Party A ( Signature & Chop):               < Signed >
         Authorized Representative:
         Contact Telephone No.:
         Bank Account No.:
         Authorized Agent ( Signature & Chop):

         Party B (Signature & Chop):         < Signed >
         Authorized Representative:
         Contact Telephone No.:
         Bank Account No.:
         Authorized Agent ( Signature & Chop):

         Register ( Signature & Chop ):

         Contract Registration Registry ( Signature & Chop):
                                                             30 May 2003